Ex 5.2
LETTERHEAD OF WILDEBOER DELLELCE LLP
December 7, 2009
Vuzix Corporation
75 Town Centre Drive
Rochester, NY 146238
Dear Sirs:
Re: Vuzix Corporation — Public Offering of Units
We have acted as Ontario counsel to Vuzix Corporation (the “Corporation”) in connection with the proposed issue and sale by the Corporation (the “Offering”) of up to 50,000,000 units (“Units”) of the Corporation pursuant to an agency agreement substantially in the form presented to us on the date hereof (the “Agency Agreement”) to be entered into between the Corporation and Canaccord Capital Corporation, Canaccord Adams Inc. and Bolder Investment Partners, Ltd. (collectively, the “Agents”). Each Unit consists of one share of common stock of the Corporation, $0.001 par value per share (a “Share”) and one-half of one Share purchase warrant of the Corporation (each whole Share purchase warrant, a “Warrant”). Each Warrant will entitle the holder thereof to purchase one additional share of common stock of the Corporation (a “Warrant Share”) at a price of 150% of the initial public offering price per Unit at any time for up to 36 months after the closing of the Offering.
The Units have been offered pursuant to the Corporation’s Registration Statement on Form S-1, Registration No. 333-160417, filed with the U.S. Securities and Exchange Commission (the “Commission”) on July 2, 2009 (as amended to date, the “Registration Statement”).
The Registration Statement also covers (i) shares of common stock (the “Agent Shares”) issuable upon exercise of options (the “Agent Options”) granted to the Agents in an aggregate amount equal to 12.5% of the aggregate number of Shares sold pursuant to the Offering; (ii) warrants issuable upon exercise of the Agent Options (the “Agent Warrants”) in an aggregate amount equal to 12.5% of the aggregate number of Warrants sold pursuant to the Offering; and (iii) shares of common stock issuable upon exercise of the Agent Warrants (the “Agent Warrant Shares”).
This opinion is being furnished to you in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Act”), in connection with the Corporation’s filing of Amendment No. 6 to the Registration Statement with the Commission on December 7, 2009 and for no other purpose.
Examinations
As Ontario counsel to the Corporation, we have participated, together with: (i) Boylan, Brown, Code, Vigdor & Wilson, LLP, United States counsel to the Corporation; (ii) McCullough O’Connor Irwin LLP, Canadian counsel to the Agents; and (iii) Dorsey & Whitney LLP, United States counsel to the Agents, in:
(a)	the preparation of the warrant indenture (the “Warrant Indenture”) between the Corporation and Computershare Trust Company of Canada, as warrant agent thereunder;

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(b)	the preparation of the form of certificate evidencing the Warrants (the “Warrant Certificate”); and

(c)	the preparation of the form of certificate evidencing the Agent Options (the “Agent Option Certificate”).
The Warrant Indenture, Warrant Certificate and Agent Option Certificate are referred to herein collectively as the “Agreements”.
Assumptions and Qualifications
In rendering the opinions below, we have assumed that the definitive Agreements will be substantially in the forms provided to us.
We have assumed that (i) the Corporation is organized and validly existing under the laws of its jurisdiction of incorporation; (ii) the Corporation has the corporate power and capacity to execute, deliver and perform its obligations under the Agreements; (iii) the Corporation has taken, or prior to the time of execution and delivery of the Agreements will take, all necessary corporate action to authorize the execution and delivery of the Agreements and the performance of its obligations thereunder; and (iv) the execution, delivery and performance of the Agreements does not constitute or result in a violation or breach of, or a default under (A) the Corporation’s constating, charter or organizational documents (as applicable), or (B) any law, rule, or regulation of the Corporation’s jurisdiction of incorporation.
We have assumed that, insofar as any obligation under the Agreement is to be performed in any jurisdiction outside the Province of Ontario, its performance will not be illegal or unenforceable by virtue of the laws of that other jurisdiction.
Our opinion is subject to the following qualifications:
(a)	the enforcement of the Agreements may be limited by any applicable bankruptcy, reorganization, arrangement, liquidation, winding-up, insolvency, moratorium or other similar law relating to or affecting creditors’ rights generally and the equitable or statutory power of the courts to stay proceedings before them, to stay the execution of judgments and to grant relief against forfeiture;

(b)	the enforcement of the Agreements is subject to and may be limited by general principles of equity, including the principle that the granting of equitable remedies such as specific performance and injunction is subject to the discretion exercisable by courts of competent jurisdiction;

(c)	the enforcement of any rights against the Corporation under the Agreements with respect to indemnity or contribution may be limited by applicable law and may or may not be ordered by a court on grounds of public policy and may therefore not be available in any particular instance;

(d)	we express no opinion with respect to:
(i)	the effect of any provision of the Agreements which purports to allow the severance of invalid, illegal or unenforceable provisions or restrict their effect; or

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(ii)	the validity, binding nature or enforceability of any provision of the Agreements which suggests that modifications, amendments or waivers that are not in writing will not be effective;
(e)	a court in the Province of Ontario may decline to enforce provisions in any document which purport to allow a determination, calculation or certificate of a party thereto as to any matter provided for therein to be final, conclusive or binding upon any other party thereto if such determination is found to be inaccurate on its face or to have been reached or made on any arbitrary or fraudulent basis; and

(f)	enforceability of the Agreements will be subject to the limitations contained in the Limitations Act 2002 (Ontario) and, if a court determined that any of the provisions of the Agreements constituted an attempt to vary or exceed the limitation periods set out in the said Act, the time periods in the Act would apply notwithstanding such provisions.
Laws
We are solicitors qualified to practice law in the Province of Ontario and we express no opinions as to any laws or any matters governed by any laws other than the laws of the Province of Ontario and the federal laws of Canada applicable therein which are in effect on the date hereof.
We expressly disclaim any obligation to amend or update the opinions below in the event of any change in such laws after the date hereof.
Reliance
The opinions expressed below are based on legislation and regulations in effect on the date hereof. We have considered such questions of law and examined such statutes, regulations, public and corporate records and certificates of officers of the Corporation and other documents as we have considered appropriate and necessary for the purpose of our opinion.
Opinion
Based and relying upon and subject to the foregoing and the qualifications hereinafter expressed, we are of the opinion that at the date hereof, each of the Agreements will constitute a legal, valid and binding obligation of the Corporation, enforceable against the Corporation by the other parties thereto in accordance with the terms thereof when the Agreements have been duly executed and delivered by the Corporation.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.
This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose, except as expressly provided in the preceding paragraph or with our prior written consent. This opinion is as of the date hereof and we disclaim any undertaking to update this opinion after the date hereof.

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Yours very truly, WILDEBOER DELLELCE LLP
/s/ Robert Fonn
Robert Fonn